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                                                                   EXHIBIT 10.15


                                LEASE AGREEMENT


This Lease Agreement is made and entered into by and between HERMAN CHRISTENSEN, JR. AND RAYMOND P. CHRISTENSEN, jointly, the Landlord, and MMC NETWORKS, INC., a Delaware corporation, Tenant as of this 7th day of January, 2000.

1. DEMISE: In consideration of the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the "Premises"), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2. PREMISES: The Premises demised by this Lease are approximately 128,154 square feet of space in the building at 1144 East Arques Avenue, Sunnyvale, California as shown on attached Exhibit A being in "as is" condition together with the outside areas to the extent set forth in paragraph 44 below and parking set forth in paragraph 45 below. No easement for light or air is incorporated in the Premises.

The Premises demised by this Lease shall also include the existing Tenant Improvements on the terms and conditions set forth.

3. TERM: The term of this Lease (the "Term") shall be for a period of 60 months commencing on May 15, 2000.

4. RENT:

      (a) BASE RENT. Tenant shall pay to Landlord, in advance on the first day of each calendar month, without further notice or demand and without offset or deduction, the base monthly rent of $226,833.00.

            (1) The base monthly rent of $226,833.00 for May 15, 2000 - May 31, 2000 shall be pro-rated and be in the amount of $124,392.26.

            (2) The base monthly rental shall be adjusted at the end of each TWELVE (12) month period within the lease term measured from the first day of the calendar month containing the commencement date of the lease. The new base monthly rental shall be determined by adjusting the base monthly rental for the previous month by a percentage equal to the percentage that the Consumer Price Index (San Francisco-Oakland-San Jose, All Urban Consumers, All Items 1982-84=100) most recently published by the U.S. Department of Labor, Bureau of Labor Statistics, prior to the date that the rent adjustment is to be effective has increased over the same index published twelve (12) months before said most recently published index.

            If said consumer price index, as now constituted, shall cease to be compiled and/or published, comparable statistics on the purchasing power of the consumer dollar as published at the time of said discontinuance by a responsible financial authority shall be used for making such computation. If the parties hereto are unable to agree upon suitable substitute statistics, the rental for the extended portion of the term shall be determined under the rules of the American Arbitration Association with the arbitrators instructed to set an Index based on the intent of this clause.

            In no event shall any adjustment of rental be effective to reduce the base monthly rental below the base monthly rental for the prior month.

      Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit in the amount and at the time hereafter set forth.

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     (b)  ADDITIONAL RENT. In addition to the Base Rent, Tenant shall pay to
Landlord, in accordance with this Paragraph 4, Tenant's proportionate share of the following items related to the Building, the Property, and/or the Outside Areas (as defined in Paragraph 4 (b)(3))(the "Additional Rent").

          (1) TAXES AND ASSESSMENTS. All real estate taxes and assessments applicable to the Term. Real estate taxes and assessments shall include any form of assessment, license, fee, tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax or by any city, county, state or federal government or any Improvement or other district or division thereof, whether such tax is (i) determined by the area of the Premises, the Building or the Property, or any part thereof or the Rent and other sums payable hereunder by Tenant, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises, the Building or the Property, or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building or the Property; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building or the Property, whether or not now customary or within the contemplation of the parties; or (v) surcharge against the parking area. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of real property taxes for purposes of this Lease.

          (2) INSURANCE. All insurance premiums, including premiums for "all risk", fire and extended coverage (not including earthquake endorsements) insurance for the Building, public liability insurance, other insurance as Landlord deems necessary, and any deductibles paid under policies of any such insurance.

          (3) OUTSIDE AREAS EXPENSES. All costs to operate, manage, maintain, repair, supervise, insure (including provision of public liability insurance) and administer the areas outside of the Building ("Outside Areas"), including but not limited to watering, fertilizing, landscaping, tree work, spraying, window washing of exterior window surfaces, plant and tree replacement, lighting, building alarm system, repair of paving and sidewalks, striping, clean-up and sweeping.

          (4) PARKING CHARGES. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building, the Outside Areas and/or the Property. The charge shall be the smallest amount required by law.

          (5) MAINTENANCE AND REPAIR OF BUILDING. All costs to maintain, repair, and replace the building, including but not limited to the roof coverings including the metal roofing, the floor slab, and the exterior walls (including the painting and crack sealing thereof) of the Building, and all costs to maintain, repair and replace all utility and plumbing systems, fixtures and equipment located outside the Building. Notwithstanding said provisions, the cost of any improvement or replacement to the building under this sub-paragraph, which exceeds $25,000.00 in cost and which has a useful life of more than 5 years, shall be amortized on a straight-line basis together with interest hereon at the rate of 10% per annum, and only the amortized portion of such cost and interest shall be included in costs recoverable by Landlord. Also notwithstanding anything to the contrary, Landlord shall not recover any costs for repair or replacement incurred in maintaining, repairing or replacing for structural integrity the load bearing part of the exterior walls (other than for painting or crack sealing), interior

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structural columns, foundation, and structural components of the roof unless said repair or replacement was necessitated by acts of Tenant.

          (6) MANAGEMENT AND ADMINISTRATION. All costs for management and administration of the Building and the Property, including a property management fee, accounting, auditing, billing, postage, employee benefits, payroll taxes, etc. All such expenses shall be reasonable and in accordance with good management practices and shall not exceed 2% of annual Base Rent.

     (c)  ALLOCATION OF COSTS.

          (1) If said real estate taxes and assessments are assessed against the entire building and building site, each of greater extent than the "Premises", the taxes and assessments allocated to the leased premises shall be pro-rated on a square footage or other equitable basis, as calculated by Landlord, such as the tax assessor's relative valuations. If the assessed value of the Landlord's premises is increased by the inclusion therein of a value placed upon the personal property or improvements of the Tenant, and if the Landlord pays the taxes based on such increased assessment, the Tenant shall, upon demand, repay to the Landlord the portion of such taxes resulting from such increase in assessment. In the event the Premises and any improvements installed therein by Tenant or Landlord are valued by the assessor disproportionately higher or lower than those of other Tenants in the building or parcel, Tenant's share of the property taxes shall be readjusted upwards or downwards accordingly, and Tenant agrees to such readjusted share. Such determination shall be made by Landlord from the respective valuations assigned in the assessor's work sheet or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive. Increase in real estate taxes due to reappraisal because of transfer of Landlord's interest to a third party, shall not be charged to Tenant under this sub-paragraph (c) (1).

          (2) Insurance, Outside Areas Expenses, Parking Charges, Maintenance and repair of building, and management and administration expense shall be charged to Tenant in proportion to that portion of the total rentable building area on the site rented by Tenant hereunder. Until further buildings on the site are completed, Tenant's share shall be calculated as 128,154 square feet/163,706 square feet or 78.283%.

     (d)  PAYMENT OF ADDITIONAL RENT.

          (1) By April 15, 2000, Landlord shall submit to Tenant an estimate of monthly Additional Rent for the period between May 15, 2000 - December 31, 2000 and Tenant shall pay such estimated Additional Rent in advance on a monthly basis concurrently with the payment of the Base Rent. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. By March 1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior calendar year, prorated from the Commencement Date during the first year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior calendar year (or portion thereof during which this Lease was in effect) is less than the actual Additional Rent chargeable to Tenant for such prior calendar year, then Tenant shall pay the difference in a lump sum with thirty (30) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior calendar year shall be promptly refunded to Tenant no later than April 15.

          (2) The actual Additional Rent for the prior calendar year shall be used for purposes of calculating Tenant's monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above, except that in any year in which resurfacing of the parking area, exterior painting, or material roof repairs are planned, Landlord may include the estimated cost of such work in the estimated monthly Additional Rent. Landlord shall make final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination. Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment, even though the Term has expired and Tenant has



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vacated the Premises. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant's obligation to pay Additional Rent as herein provided. Tenant shall have the right to review and audit Landlord's records relating to Additional Rent at Tenant's expense, at Landlord's business office, provided Tenant has given Landlord reasonable prior notice.

     (e) GENERAL PAYMENT TERMS. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder are referred to as the "Rent". All Rent shall be paid without deduction, offset or abatement in lawful money of the United States of America. Rent for any partial month during the Term shall be prorated for the portion thereof falling due within the Term.

5. LATE CHARGE: Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord's designated agent within ten (10) days after their due date, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

          Initials:
                    Landlord ________________    Tenant ________________

5. SECURITY DEPOSIT: Tenant shall deposit with Landlord the Security Deposit in the amount of $226,833.00 as security for the full and faithful performance of each and every term, covenant and condition of this Lease. $115,000.00 of said Security Deposit shall be paid with the execution of this Lease and the balance of $111,833.00 shall be paid by April 14, 2000. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy Tenant's default in the payment of any Rent,
(b) to repair damage to the Premises caused by Tenant, (c) to clean the Premises upon termination of this Lease, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant's default, or (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. Should Tenant faithfully and fully comply with all of the terms, covenants and conditions of this Lease, within thirty days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant's interest in this Lease. When the Security Deposit has been paid in full, Landlord shall deposit said Security Deposit in a savings account in a bank or savings and loan institution, and Tenant will be entitled to Interest thereon at the rate paid by savings institution, payable to Tenant at the termination of the lease. If Landlord so uses or applies all or any portion of said deposit, within ten
(10) days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant's failure to do so shall be a default under this Lease. No part of the Security Deposit shall be considered to be held in trust, to bear interest or another increment for its use, or to be prepayment for any moneys to be paid by Tenant under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord's successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit.

7.   POSSESSION:

     (a) TENANT'S RIGHT OF POSSESSION. Tenant shall be entitled to early access to the vacant part of the premises on April 15, 2000 for work as specified in paragraph 48


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below. It is understood that certain subtenants of One World Systems may hold over and become subtenants of Tenant subject to the terms and conditions of this lease.

     (b) DELAY IN DELIVERING POSSESSION. If Landlord cannot deliver possession of the Premises to Tenant at the commencement of the Term, this Lease shall not be void or voidable, nor shall Landlord, or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant. The expiration date of the Term shall be extended by the same number of days that Tenant's possession of the Premises is delayed. In the event that possession of the premises cannot be delivered by July 15, 2000, Landlord may at its option by notice in writing to Tenant within ten days thereafter, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder.

     (c) If the Premises suffer a casualty loss prior to the commencement of this Lease, such that the Tenant will be denied the use of a material portion of the Premises, then Tenant shall have the option of terminating this Lease upon written notice to Landlord.

8.   USE OF PREMISES:

     (a) PERMITTED USES. The Premises shall be used only for general office, engineering, research and development, service and repair, and storage of computer hardware and software products and components, to the extent permitted by governmental regulations. No printed circuit board manufacture or wafer fabrication shall be permitted, or any activities involving toxic substances, except that Tenant shall be permitted to use customary office products and cleansers and minor quantities of cleaners and solvents in connection with its business, but as to such cleaners and solvents subject to the prior written consent of Landlord, which shall not be unreasonably withheld.

     (b) COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at Tenant's expense, faithfully observe and comply with all Municipal, State and Federal statutes, rules, regulations, ordinances, requirements, and orders, now in force or which may hereafter be in force pertaining to the Premises or Tenant's use thereof, including without limitation, any statutes, rules, regulations, ordinances, requirements, or orders requiring installation of fire sprinkler systems, and removal of asbestos placed on the Premises by Tenant, whether substantial in cost or otherwise, and all recorded covenants, conditions and restrictions affecting the Property ("Private Restrictions") now in force or which may hereafter be in force; provided that no such future Private Restrictions shall materially affect Tenant's use and enjoyment of the Premises or Property and provided, however, that Tenant shall not be required to make structural changes to the Premises or Building not related to Tenant's specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Tenant's request. The judgement of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such rule, regulation, ordinance, statute or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

9. ACCEPTANCE OF PREMISES: By execution hereof, Tenant accepts the Premises as suitable for Tenant's intended use and as being in good and sanitary operating order, condition, and repair, AS IS, and without representation or warranty by Landlord as to the condition, or use or occupancy which may be made thereof. Any exceptions in the foregoing must be by written agreement executed by Landlord and Tenant, and specifically set forth in Addendum One.

10. SURRENDER: Tenant agrees that on the termination of this Lease, Tenant shall surrender the premises in the same condition as herein agreed they have been received by Tenant. Damage caused by war, earthquake and ordinary wear and tear excepted but with carpets vacuumed and other floors "broom clean." At the time of termination of this lease, Landlord may require any or all of the alterations or additions installed by Tenant or by Landlord for the benefit of Tenant at Tenant's request, to be removed and

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the premises restored to their original condition, whether or not said alterations or additions have become part of the premises under paragraph 11 hereof. Upon surrender of the premises, either at the expiration of the term of otherwise, Lessee agrees to remove all personal property and rubbish from the premises; but if not so removed by Tenant, Landlord may have the same removed at Tenant's expense. All property of Tenant not so removed, unless such non-removal is consented to by Landlord, shall be deemed abandoned by Tenant, provided that in such event Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. If the Premises are not surrendered at the end of the term or sooner termination of this lease, Tenant hereby indemnifies Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. In the event of surrender of this lease, Landlord shall have the option of terminating all existing sub-leases or of assigning said subleases to Landlord.

11.  ALTERATIONS AND ADDITIONS:

     (a) Except for non-structural interior alterations and additions costing less than $20,000.00 per alteration or addition. Tenant shall not make, or permit to be made, any alteration or addition to the Premises, or any part thereof, without the prior written consent of Landlord, such consent not to be unreasonably withheld. Landlord's failure to disapprove proposed alterations or additions within 10 working days after Landlord's receipt of the request for approval, shall be deemed approval. Normal repair and maintenance work shall not be deemed to be an alteration or addition to the Premises.

     (b) Any alteration or addition to the Premises (including those in subparagraph (a)) shall be at Tenant's sole cost and expense, in compliance with all applicable laws and requirements requested by Landlord, and in accordance with plans and specifications submitted in writing to Landlord and approved as to alterations and additions costing over $20,000.00.

     (c) All additions, alterations or improvements, including, but not limited to, heating, lighting, electrical, air conditioning, fire extinguishers, lighting fixtures, ballasts, light globes, and tubes, hot water heaters, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures, but any or all are subject to removal pursuant to paragraph 10 hereof. Notwithstanding the foregoing, the following Tenant improvements, if paid for by Tenant and not included in any Tenant improvements, if paid for by Tenant and not included in any Tenant Improvement Allowance, namely a warehouse cage and telecommunication and computer-related equipment, including specialized flooring, cabling, air conditioning equipment (for the sale purpose of cooling said computers), may be removed by Tenant so long as Tenant repairs any damage caused by such removal.

     (d) Tenant agrees not to proceed to make such alterations or additions, notwithstanding consent from Landlord to do so, until five (5) days after Tenant's receipt of such consent.

12.  MAINTENANCE OF PREMISES:

     (A) MAINTENANCE BY TENANT. Throughout the Term, Tenant shall, at its sole expense and at all times (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements, or the age of such portion of the Premises), (1) keep and maintain in good order, condition, and repair, and to repair and to replace the Premises, and every part thereof, including glass, windows, window frames, skylights, door closers, locks, storefronts, interior and exterior doors and door frames, and the interior of the Premises, (excepting only those portions of the Building to be maintained by Landlord, as provided in Paragraph 12(c) below), (2) keep and maintain in good order and condition, repair, and replace all utility lighting, and plumbing systems, fixtures and equipment, including without limitation, electricity, gas, fire sprinkler and stand pipes, fire alarms, smoke detection, HVAC, water, and sewer, located in or on the Premises, and furnish all


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expendable, including fluorescent tubes, ballasts, light bulbs, paper goods and soaps, used in the Premises, (3) repair all damage to the Building or the Outside Areas caused by the negligence or willful misconduct of Tenant or its agents, employees, contractors or invitees or other persons, including vandals. Tenant shall not do anything to cause any damage, deterioration or unsightliness to the Building and the Outside Areas. Tenant also agrees to maintain and pay for a service contract which meets the manufacturer's recommendations of the air conditioning, heating and ventilating systems installed in the leased premises and which is approved by Landlord. Landlord reserves the right to hire a licensed HVAC contractor to inspect annually the air conditioning, heating, and ventilating system. If this contractor finds deficiencies in the condition of this system, Tenant agrees to make all repairs and corrections within a reasonable period of time at Tenant's expense, and after 30 days notice pay the cost of the inspections by Landlord's contractor. If no deficiencies are found, Landlord shall pay for the cost of the inspections.

      (b) LANDLORD'S RIGHT TO MAINTAIN AND REPAIR AT TENANT'S EXPENSE. Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, at Tenant's expense, to enter the Premises and perform Tenant's maintenance, repair and replacement work. Within thirty (30) days after invoice therefor from Landlord, Tenant shall pay all reasonable costs and expenses incurred by Landlord in connection with such maintenance, repair and replacement work. Landlord shall have the right to perform Tenant's maintenance, repair and replacement work only if Tenant fails to take appropriate remedial action within ten (10) days after receiving written notice from Landlord specifying the nature of Tenant's failure to comply with Paragraph 12(a) of the Lease. Notwithstanding the foregoing, if Tenant's failure to maintain, repair or replace as required by Paragraph 12(a) of the Lease creates an immediate danger of material further damage to the Premises, Landlord shall not be required to give the notice to Tenant set forth in the previous sentence.

      (c) MAINTENANCE BY LANDLORD. Subject to the provisions of Paragraphs 12(a), 22 and 23, and further subject to Tenant's obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant's Share of the cost and expense of the following items, Landlord agrees to repair and maintain the following items: the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings), the floor slab, and the exterior walls (excluding any glass therein but including the painting thereof) of the Building; the utility and plumbing systems, (including fountain and sewer lines), fixtures and equipment located outside the Building; and the parking areas, landscaping, sprinkler systems, alarm system, sidewalks, driveways, curbs, and lighting systems in the Outside Areas. Subject to the provisions of Paragraphs 4, 22, and 23, Landlord shall maintain, repair, or replace for structural integrity the load bearing part of exterior walls, interior structural columns, the foundation, and the structural components of the roof (providing that Tenant installs no additional air conditioning or other equipment on the roof that damages these components). Landlord shall not be obligated to repair minor settlement cracks on walls or floor of the leased premises, and shall not be responsible for the leaking of said walls due thereto or as a result of porosity thereof. Landlord shall not be required to repair or maintain conditions due to any act, negligence or omission of Tenant or its agents, contractors, employees or invitees. Landlord's obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair. All work by and for Landlord shall be performed during normal working hours and not on weekends, holidays, and after normal working hours at overtime, holiday, or premium pay.

      (d) TENANT'S WAIVER OF RIGHTS. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Cod Sections 1941 and 1942, and 1932 (1), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

13. LANDLORD'S INSURANCE: Landlord shall purchase and keep in force fire, extended coverage and "all risk" insurance covering the Building, and earthquake coverage at the option of the Landlord. Tenant shall, at its sole cost and expense,


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comply with any and all reasonable requirements pertaining to the Premises of any insurer necessary for the maintenance of reasonable fire and public liability insurance, covering Building and appurtenances. Landlord, at Tenant's cost, may maintain "Loss of Rents" insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease. The premium for such Loss of Rents insurance shall be Additional Rent as set forth in Paragraph 4(b)(2).

14.  TENANT'S INSURANCE:

     (a) PUBLIC LIABILITY INSURANCE. Tenant shall, at Tenant's expense secure and keep in force a "broad form" public liability insurance and property damage policy covering the Premises and the Outside Areas, insuring Tenant, and naming Landlord and its lenders as additional insureds, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all Outside Areas. The minimum limit of coverage of such policy shall be in the amount of not less than One Million Dollars ($1,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than One Million Dollars ($1,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant's indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00). The limit of any insurance shall not limit the liability of tenant hereunder. No policy shall be cancelable or subject to reduction of coverage, without at least thirty (30) days prior written notice to Landlord, and loss payable clauses shall be subject to Landlord's approval. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by any insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rate A:XIII or better in BEST'S KEY RATING GUIDE. A copy of said policy or a certificate evidencing to Landlord's reasonable satisfaction that such insurance is in effect shall be delivered to Landlord upon commencement of the Term, and thereafter whenever said policies are renewed or modified, and also whenever Landlord shall reasonably request.

     (b) PERSONAL PROPERTY INSURANCE. Tenant shall maintain in full force and effect on all of its fixtures and equipment on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions. Tenant shall furnish Landlord with a certificate evidencing to Landlord's reasonable satisfaction that such insurance is currently in effect, and whenever required, shall satisfy Landlord that such policy is in full force and effect.

15.  INDEMNIFICATION:

     (a) OF LANDLORD. Tenant shall indemnify and hold harmless Landlord and agents, employees, partners, shareholders, directors, invitees, and independent contractors (collectively "Agents") of Landlord against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees) arising from (1) Tenant's use of the Premises or from any activity done, permitted or suffered by Tenant, its agents, employees or independent contractors in and about the Premises, the Building or the Property, and (2) any act, neglect, fault, willful misconduct or omission of Tenant, or Tenant's Agents and invitees or from any breach or default in the terms of this Lease by Tenant, and (3) any action or proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause whatsoever (except that which is caused by the sole active negligence or willful misconduct by Landlord or its Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease), if such failure has persisted for an unreasonable period of time after written notice of such failure, and Tenant hereby waives all claims in respect thereof against Landlord. The obligations of Tenant under this Paragraph 15 shall survive any termination of this Lease.

     (b) NO IMPAIRMENT OF INSURANCE. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

16. SUBROGATION: Subject to the approval of its respective insurance carrier, Landlord and Tenant hereby mutually waive any claim against the other during the Term for any injury to person or loss or damage to any of their property located on or about the Premises, the Building or the Property that is caused by or results from perils covered by insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such injury, loss or damage, whether or not due to the negligence of the other party or its agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers. Nothing in this Paragraph 16 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

17. ABANDONMENT: Tenant shall not abandon the Premises at any time during the Term. In the event of abandonment, the rights and remedies of Tenant and Landlord shall be determined in accordance with the applicable California statutes in effect at the time of abandonment.

18. FREE FROM LIENS: Tenant shall keep the Premises and the Property free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant.

19. ADVERTISEMENTS AND SIGNS: Tenant shall not place or permit to be placed in, upon, or about the Premises or the Property any signs, advertisements or notices without obtaining Landlord's prior written consent or without complying with applicable law, and will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Property. Tenant shall remove any sign, advertisement or notice placed on the Premises by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises or the Property caused thereby, all at Tenant's expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises at Tenant's sole cost and expense.

20. UTILITIES: Tenant shall pay for all water, sewer, gas, heat, light, power, telephone service and all other materials and services supplied to the Premises. If Tenant fails to pay for any of the foregoing when due, Landlord may pay the same and add such amount to the Rent.

It is further understood that certain utility services, including water, and sewer are not separately metered to the Premises, but also serve other adjoining premises. Landlord and Tenant agree that Landlord shall submit at regular billing intervals, when utility bills are received, an allocation of the monthly charges applicable to each user by area occupied by each. Said allocated charges shall constitute additional rent. Landlord and Tenant agree that such allocation shall cease as to any service for which Landlord shall arrange for a separate meter for the Premises. The allocated costs shall also include the expense of maintenance, repair and replacement of equipment providing distribution of said utility services, which shall be charged on the same area basis.

21. ENTRY BY LANDLORD: Tenant shall permit Landlord and its Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice of no less than twenty four (24) hours, (except in the case of an emergency, for which no notice shall be required), and subject to Tenant's reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or tenants or to alter, improve, maintain and repair the Premises as required or permitted of Landlord under the terms hereof, without any liability to Tenant for any loss of occupation of quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the negligence or willful misconduct of Landlord or its agents); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary "for sale" or "for lease" signs, provided that Landlord may post such "for lease" signs and exhibit the Premises to prospective tenants only during the six (6) months prior to termination of this Lease. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises.

22.  DESTRUCTION AND DAMAGE:

     (a) If the Building is damaged by fire or other perils covered by extended coverage insurance, Landlord shall, at Landlord's option:

          (1) In the event of total destruction (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Building, elect either to commence promptly to repair and restore the Building and prosecute the same diligently to completion, in which event this lease shall remain in full force and effect; or not to repair or restore the Building, in which event this Lease shall terminate, Landlord shall give Tenant written notice of its intention within sixty (60) days after the occurrence of such destruction. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such total destruction.

          (2) In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof) of the Building for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Building may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred eighty (180) days from the date of such destruction, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer than one hundred eighty (180) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the destruction occurs. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such partial destruction.

          (3) Notwithstanding anything to the contrary contained in this Paragraph 22, in the event of damage to the Building or the Premises occurring during the last twelve (12) months of the Term, Landlord may elect to terminate this Lease by written notice of such election given to Tenant within thirty (30) days after the damage occurs.

     (b) If the Building is damaged by any peril not covered by extended coverage insurance, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Building, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the occurrence of such damage. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant's ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

     (c) In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant's use of the Premises is impaired during the period of such repair or restoration, unless the damage was caused by the negligent or willful acts of omissions of Tenant, in which event there shall be abatement of Base Rent only to the extent of rental abatement insurance proceeds received by Landlord. Tenant shall not be entitled to any compensation or damages for loss of use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

     (d) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only those portions of the Building and Premises which were originally provided at Landlord's expense, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant's expense, Tenant's fixtures, improvements, alterations and additions in and to the Premises or Building which were not provided at Landlord's expense.

     (e) Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 22 shall govern exclusively in case of such destruction.

     (f) Notwithstanding the provisions of Paragraph 22 of the Lease to the contrary, in the event Landlord elects to repair or restore the Premises and such repair or restoration is reasonably estimated by Landlord to require more than one hundred eighty (180) days from the date of destruction, Landlord shall notify Tenant and Tenant shall have ten (10) days after receipt of such notice to elect to terminate the Lease by giving written notice of such election to Landlord. If Tenant so elects to terminate the Lease, such termination shall be effective as of (i) if Tenant is in possession of the Premises following such damage or destruction the date Tenant surrenders possession of the Premises to Landlord following Tenant's election to terminate the Lease or (ii) if Tenant is unable to occupy the Premises following such damage and destruction, the date on which the damage or destruction occurred.

23. CONDEMNATION: If twenty-five percent (25%) or more of the Building or the parking area for the Premises is taken for any public or quasipublic purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a "Condemnation"), Landlord or Tenant may, at its option, terminate this Lease as of the date title vests in the condemning party. If the Building after any Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant's business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. Tenant shall not because of such taking assert any claim against Landlord. Landlord shall be entitled to receive the proceeds of all Condemnation awards (except separate awards for trade fixtures and relocation expense), and Tenant hereby assigns to Landlord all of its interest in such awards. If less than twenty-five percent (25%) of the Building or the parking area is taken, Landlord at its option may terminate this Lease. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially their same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Building (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, and any other applicable law now or hereinafter enacted, are hereby waived by Landlord and Tenant.

24.   ASSIGNMENT AND SUBLETTING:

      (a) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents and Invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord. A change in control of Tenant shall constitute an assignment requiring Landlord's consent to the transfer, on a cumulative basis, of more the fifty percent (50%) of the voting control of Tenant shall constitute a change in control for this purpose. When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublet or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) cancel this Lease as of the commencement date stated in the proposed sublease or assignment, (2) acquire from Tenant the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld.

      (b) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord may take into account the reputation and credit worthiness of the proposed assignee or subtenant, the character of the business proposed to be conducted in the Premises or portion thereof sought to be subleased, and the potential impact of the proposed assignment or sublease on the economic value of the Premises. In any event, Landlord may withhold its consent to any assignment or sublease, if (1) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 8(a) or (b) above or with any other lease which restricts the use to which any space in the Building may be put, or (2) the proposed assignment or sublease requires unreasonable alterations, improvements or additions to the Premises or portions thereof.

      (c) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the difference, if any, between (1) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and (2) the rent and any additional rent paid by the assignee or sublessee to Tenant, after deducting the costs of a real estate commission, if any, incurred by Tenant in connection with any such assignment or sublease. If the sublease is "full service" sublease, the costs of providing full service allocable to the part of the premises being subleased shall be added to 1) The Base Rent plus Additional rent in determining the difference. It is agreed that "full service" subleases at a rate of $2.50 per square foot or lower shall not be subject to any additional payment to Landlord. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord's prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. Landlord's collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord's consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

     (d) Tenant shall pay Landlord's reasonable fees, not to exceed Five Hundred Dollars ($500.00) per transaction, incurred in connection with Landlord's review and processing of documents regarding any proposed assignment or sublease.

     (e) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 24 on Tenant's ability to assign or transfer this Lease or any interest therein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or, use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, or transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

25. TENANT'S DEFAULT: The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

     (a)  The abandonment of the Premises by Tenant;

     (b) Failure to pay any installment of Rent or to any other monies due and payable hereunder, said failure continuing for a period of 10 calendar days after the same is due;

     (c)  A general assignment by Tenant for the benefit of creditors;

     (d) The filing of a voluntary petition in bankruptcy by Tenant, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors, said involuntary petition remaining undischarged for a period of sixty (60) days;

     (e) Receivership, attachment, or other judicial seizure of substantially all of Tenant's assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

     (f) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraph 30 or 31 or 40;

     (g) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 24, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord's consent thereto;

     (h) Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 6 above;

     (i) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 25, which shall be governed by such other Paragraphs), which failure constitutes for ten (10) calendar days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such ten (10) day period despite reasonable diligence. Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion; and

     (j) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. "Chronic Delinquency" shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within (5) calendar days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period. In the event of a Chronic Delinquency, in addition to Landlord's other remedies for Default provided in this Lease, at Landlord's option, Landlord shall have the right to require that Rent be paid by Tenant quarterly, in advance.

Tenant agrees that any notice given by Landlord pursuant to Paragraph 25(b), (i) or (j) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

26. LANDLORD'S REMEDIES:

     (a) TERMINATION. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such Intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

          (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

          (2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

          (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

          (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses reasonably and necessarily incurred by Landlord (i) in retaking possession of the Premises;
(ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or
(iv) for any other costs necessary or appropriate to relet the Premises; plus

          (5) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

          (6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     As used in subparagraphs (1), (2), and (3) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to ten percent (10%) per annum or the maximum rate permitted by law, whichever is less. Tenant waives redemption of relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

     (b) CONTINUATION OF LEASE. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet and assign, subject only to reasonable limitations).

     (c) RE-ENTRY. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

     (d) RELETTING. in the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 26(b) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 26(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any reasonable costs of such reletting; (4) to the payment of the costs of any reasonable alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses reasonably and necessarily incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

     (e) TERMINATION. No re-entry or taking of possession of the Premises by Landlord pursuant to his Paragraph 26 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

     (f) CUMULATIVE REMEDIES. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

     (g) NO SURRENDER. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord or surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger takes place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within (5) days after such surrender.

27. ATTORNEY'S FEES: In the event any legal action or proceeding, including arbitration and declaratory relief, is commenced for the purpose of enforcing any rights or remedies pursuant to this Lease, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys' fees, as well as costs or suit, in said action or proceeding, whether or not such action is prosecuted to judgment.

28. TAXES: Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against personal property and trade or business fixtures of Tenant. If any alteration, addition or improvement installed by Tenant pursuant to Paragraph 11, or any personal property, trade fixture or other property of Tenant, is assessed and taxed with the Property, Tenant shall pay such taxes to Landlord within fifteen (15) days after delivery to Tenant of a statement therefor.

29. EFFECT OF CONVEYANCE: The Term "Landlord" as used in this Lease, means only the owner for the time being of the Property containing the Building, so that, in the event of any sale of the Property or the Building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing from and after transfer, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Property or the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

30. TENANT'S ESTOPPEL CERTIFICATE: From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, a written certificate stating (a) the date this Lease was executed, the Commencement Date of the Term and the date the Term expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of Rent and the date to which such Rent has been paid; (d) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or, if assigned, modified, supplemented or amended, specifying the date and terms of any agreement so affecting this Lease); (e) that this Lease represents the entire agreement between the parties with respect to Tenant's right to use and occupy the Premises (or specifying such other agreements, if any); (f) that all obligations under this Lease to be performed by Landlord as of the date of such certificate have been satisfied (or specifying those as to which Tenant claims that Landlord has yet to perform); (g) that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or stating exceptions thereto); (h) to the best of Tenant's knowledge that on such date there exist no defenses or offsets that Tenant has against the enforcement of this Lease by Landlord (or stating exceptions thereto; (i) that no Rent or other sum payable by Tenant hereunder has been paid more than one (1) month in advance (or stating exceptions thereto); (j) that security has been deposited with Landlord, stating the amount thereof; and (k) any other matters evidencing the status of this Lease that may be required either by a lender making a loan to Landlord to be secured by a deed of trust covering the Premises or by a purchaser of the Premises. Any such certificate delivered pursuant to this Paragraph 30 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Premises. If Tenant shall fail to provide such certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord's election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

31. SUBORDINATION: Landlord shall have the right to cause this Lease to be and remain subject and subordinate to any and all mortgages, deeds of trust ("Encumbrances") that are now or may hereafter be executed covering the Premises, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only that in the event of the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, the holder thereof ("Holder") shall agree to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlord's written request, Tenant shall execute, acknowledge and deliver any and all reasonable documents required by Landlord or the Holder to effectuate such subordination. If Tenant fails to do so, such failure shall constitute a Default by Tenant under this Lease. Notwithstanding anything to the contrary set forth in this Paragraph 31, Tenant hereby attorns and agrees to attorn to any person or entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

32.   ENVIRONMENTAL COVENANTS:

      (a) As used herein, the term "Hazardous Material" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commissions, the Food and Drug Administration, the California Water Resources Control Board, the Regional Water Quality Control Board, San Francisco Bay Region, the California Air Resources Board, CAL/OSHA Standards Board, Division of Occupational Safety and Health, the California Department of Food and Agriculture, the California Department of Health Services, and any federal agencies that have overlapping jurisdiction with such California agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include all of those materials and substances defined as "hazardous materials" or "hazardous waste" in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same products, fractions, constituents and sub-constituents of petroleum or petroleum-related substances, asbestos, and any other materials requiring remediation now or in the future under federal, state or local statutes, ordinances, regulations or policies.

      (b) Tenant represents, warrants and covenants (i) that subject to above paragraph 8a it will use and store in, on or about the Premises, only those Hazardous Materials that are necessary for Tenant to conduct its business activities on the Premises, (ii) that, with respect to any such Hazardous Materials, Tenant shall comply with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use, disposal or cleanup of Hazardous Materials, including, but not limited to, the obtaining of proper permits, and (iii) that it will not dispose of any Hazardous Materials in, on or about the Premises under any circumstances.

       (c) Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant, Landlord or the Premises concerning a Hazardous Material. Tenant acknowledges that Landlord, as the owner of the Premises, shall have the right to negotiate, defend, approve and appeal, any action taken or order issued with regard to Hazardous Material by an applicable governmental authority. Landlord shall immediately notify Tenant of any inquiry, test, investigation or enforcement proceeding against the Premises concerning a Hazardous Material on the Premises. Tenant shall pay Landlord's cost of negotiating, defending or appealing any action or order issued with regard to Hazardous Material by an applicable governmental authority if Tenant caused, permitted or suffered such Hazardous Material to come onto the Premises. Landlord agrees to indemnify, defend and hold Tenant harmless from and against the cost and expense of any remediation or cleanup work required by any governmental agency to be performed on the Premises as a result of any Hazardous Materials existing on the Premises on the date of this Lease.

      (d) If Tenant's storage, use or disposal of any Hazardous Material in, on or adjacent to the Premises results in any contamination of the Premises, the soil or surface of groundwater (1) requiring remediation under federal, state or local statutes, ordinances, regulations, or policies, or (2) at levels which are unacceptable to Landlord, in Landlord's reasonable judgment, Tenant agrees to clean up said contamination. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any claims, liabilities, suits, causes of action, costs, expenses or fees, including reasonable attorneys' fees and costs arising out of or in connection with any remediation, cleanup work, inquiry or enforcement proceeding in connection therewith, and any Hazardous Materials currently or hereafter used, stored or disposed of by Tenant or its agents, employees, contractors or invitees in, on or adjacent to the Premises.

      (e) Notwithstanding any other right of entry granted to Landlord under this Lease, Landlord shall have the right upon reasonable prior written notice (except in an emergency or in a situation where there is a danger of immediate further contamination, in which case no prior notice will be required) to enter the Premises or to have consultants enter the Premises throughout the term of this Lease for the purpose of (1) determining whether the premises are in conformity with federal, state and local statues, regulations, ordinances, and policies including those pertaining to the environmental condition of the Premises, (2) conducting an environmental audit or investigation of the Premises for purposes of sale, transfer, conveyance or financing, (3) determining whether Tenant has complied with this Paragraph 32, and (4) determining the corrective measures, if any, required of Tenant to ensure the safe use, storage and disposal of Hazardous Materials, or to remove Hazardous Materials (except to the extent used, stored or disposed of by Tenant or its agents, employees, contractors or invitees in compliance with applicable law). Tenant agrees to provide access and reasonable assistance for such inspections. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the term of this Lease. To the extent such inspection disclose the presence of Hazardous Materials used, stored or disposed of other than in accordance with subparagraph
(b)(ii) above, Tenant shall reimburse Landlord for the reasonable cost of such inspections within ten (10) days of receipt of a written statement thereof. If such consultants determine that the Premises are contaminated with Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors or invitees, Tenant shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of Landlord and any applicable governmental agencies. The right granted to Landlord herein to inspect the Premises shall not create a duty on Landlord's part to inspect the Premises, or liability of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith. Landlord shall be liable for the gross negligence or willful misconduct of Landlord or its agents, employees or consultants in conducting the aforementioned inspections.

     (f) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste and Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all governmental statutes, ordinances, regulations and policies, recommendations of consultants hired by Landlord, and such other reasonable requirements as may be imposed by Landlord.

     (g) Tenant's obligations under this Paragraph 32 shall survive termination of this Lease, and tenant waives the Statute of Limitations, as to Landlord, applicable to any action brought hereunder.

     (h) Landlord hereby discloses to Tenant that the Premises and the Property are in an area in which contamination of soils or groundwater by Hazardous Materials may exist. If Tenant desires more definite information regarding the existence or possible existence of contamination by Hazardous Materials of soils or groundwater of or beneath the Premises, the Property, or other real property in the general area of the Property, then tenant shall investigate such matters.

33. NOTICES: All notices and demands which may or are to be required or permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at the address for such addressee as specified herein, or to such other place as such party may from time to time designate in a notice to the other party given as provided herein. Notice shall be deemed given upon the earlier of actual receipt or the date on which delivery was attempted if Tenant refuses to receive.

34. WAIVER: The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord on any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

24. HOLDING OVER: Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord's remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate of one hundred twenty percent (120%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

36. SUCCESSORS AND ASSIGNS: The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

37. TIME: Time is of the essence of this Lease and each and every term, condition and provision herein.

38. BROKERS: Landlord represents and warrants to Tenant that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker and Tenant represents to Landlord that it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker on this transaction. Each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorney's fees, incurred by the indemnified party in conjunction with any such claim or claims of any broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.

39. RULES AND REGULATIONS: Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operating of the Building and parking and other common areas. Such rules may include but shall not be limited to the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations.

40.  MORTGAGE PROTECTION:

     (a) MODIFICATIONS FOR LENDER. If, in connection with obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing. Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant's rights or increase Tenant's obligations under this Lease.

     (b) RIGHTS TO CURE. Tenant agrees to give any trust deed or mortgage holder ("Holder") by registered mail, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this Paragraph 42(b)), whichever shall last occur, within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

41. ENTIRE AGREEMENT: This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.

42. CONSTRUCTION: This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that not rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

43. REPRESENTATIONS AND WARRANTIES OF TENANT: Tenant hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

     (a) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

     (b) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all of substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its ability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

Landlord and tenant have executed and delivered this Lease as of the date first hereinabove set forth.

44. OUTSIDE AREAS:

     (a) Subject to the terms and conditions of this lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees, guests and customers shall have the nonexclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the building in which the premises are located, which areas and facilities are referred to herein as "Outside Area". This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of "Outside Area:, and in painting of exterior walls, Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the "Outside Area", and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the building. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Tenant agrees to require its employees, executives, invitees, guests and customers to abide by such rules and regulations including parking regulations.

     (b) Landlord shall operate, manage and maintain the "Outside Areas", and landscaping and the surface of the exterior walls. The manner in which the "Outside Area" shall be maintained and the expenditures for such maintenance shall be at the discretion of Lessor.

     (c) No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the leased premises outside of the building constructed thereon, except with the prior written consent of the Landlord. No waste materials or refuse shall be dumped upon or permitted to remain unreasonable upon any part of the leased premises outside of building proper, unless approved by Landlord.

     (d) Tenant shall not use solid hard tires on any fork lifts or dollies on paved parking, truck loading or driveway areas, and in the event Tenant violates this provision, Tenant shall be responsible for the cost of resurfacing the entire area.

45. PARKING: Motor vehicle parking shall be non-exclusive, subject to reallocation by Landlord from time to time. Landlord reserves the right to designate from time to time the parking spaces for vehicles of Tenant and its guests and invitees. Said spaces shall total 474. The designation of 474 spaces is shown on attached Exhibit B. Tenant agrees that Landlord shall have no responsibility for policing these parking spaces or seeing that they are used exclusively by Tenant's employees, guests, or invitees. Tenant shall not at any time park or permit the parking of Tenant's trucks or other vehicles, or the trucks or other vehicles of others in driveways or adjacent to loading areas as to interfere in any way with the use of such areas, nor shall Tenant at any time park or permit the parking of Tenant vehicles or trucks, or the vehicles or trucks of Tenant's suppliers or invitees in any portion of the "Parking Area" not designated by Landlord for such use by Tenant. Tenant shall not park or permit to be parked inoperative vehicles or equipment on any portion of the "Outside Area" and agrees that no vehicle will be parked on the "Outside Area" for longer than sixty-six (66) hours in any seventy-two (72) hour period.

46.  CALCULATION OF AREA:

The square footage of the leased premises (approximately 128,154 square feet as set forth in Paragraph 2) has been calculated in this manner; the area of the leased building, measured from the outer extent (drip line) of metal and built-up roofed areas, or the outer walls. The Premises shall be deemed for all purposes and agreed to consist of 128,154 square feet.

47. INTEREST OF PAST-DUE OBLIGATIONS: Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 10% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 5.

48.  EARLY ACCESS AND REFURBISHMENT ALLOWANCE:

     (a) The Tenant accepts the premises in "as is" condition with the following work to be performed by the Landlord at its cost:

          (1) a new roof to replace the existing roof shall be installed during the period April 15 - May 14, 2000

          (2) the work on the roof-top HVAC equipment shown in Exhibit C shall be completed prior to May 14, 2000.

     (b) Landlord represents to Tenant that to the best of Landlord's recollection, it has not received notice from any governmental agency regarding code deficiencies in the premises. Landlord makes no representation with regard to code conformance and advises Tenant to thoroughly Inspect the premises and satisfy itself prior to executing this lease.

     (c) The vacant parts of the premises shall be accessible to Tenant without the payment of rent under this Lease for the period April 15 - May 14, 2000, for the purposes of refurbishment and moving in. Landlord shall provide an allowance for refurbishment of up to $200,000.00, which shall be reimbursed to Tenant by Landlord within thirty days of receipt of paid invoices evidencing such work. Refurbishment shall include repainting, recarpeting, alterations approved by Landlord, governmental code conformance, and other similar work but not any costs of procuring, constructing, or installing in the Premises any of Tenant's personal property or trade fixtures. All of said refurbishment work entitled to reimbursement of Tenant by Landlord must be completed by December 1, 2000, and Tenant shall forfeit any right to reimbursement as of February 1, 2001. No adjustment in rent or other terms of this Lease shall be made if the full amount of the $200,000.00 refurbishment allowance is not reimbursed to Tenant by February 1, 2001.


     (d) Notwithstanding anything to the contrary above, rent for the period April 15 - May 14, 2000 shall be paid to Landlord by Tenant for the space in the premises currently occupied by Tenant under a sub-lease. Said rent shall be at the same rate currently paid by Tenant less the mutually agreed upon cost of any services deleted by Landlord.

Landlord and Tenant have executed and delivered this Lease as of the date first hereinabove set forth.

LANDLORD                           TENANT

Herman Christensen, Jr.            MMC Networks, Inc.
and Raymond P. Christensen


/s/ HERMAN CHRISTENSEN            by: /s/ Douglas C. Spreng
------------------------------       -----------------------------------
Herman Christensen, Jr.

/s/ RAYMOND P. CHRISTENSEN        Printed
------------------------------       Name:   /s/ DOUGLAS C. SPRENG
Raymond P. Christensen                    ------------------------------

by: Herman Christensen              Title:        President & CEO
his attorney-in-fact                      ------------------------------

801 American Street
San Carlos, CA 94070-4174          By: /s/ Sena Reddy
                                      ----------------------------------

                                  Printed
                                     Name:   SENA REDDY
                                          ------------------------------

                                   Title: Executive V.P., Operations
                                         -------------------------------

                                                                      EXHIBIT 13




                                      MAP



                               CENTRAL EXPRESSWAY



                                    PHASE II

                                                                       EXHIBIT A


                                      MAP


                               CENTRAL EXPRESSWAY


                                    PHASE II

                                                                       EXHIBIT B


                                    [CHART]

                                                                      EXHIBIT C

                [LETTERHEAD OF PENINSULA AIR CONDITIONING, INC.]

November 18, 1999


Herman Christensen
HERMAN CHRISTENSEN AND SONS
801 American Street
San Carlos, CA 94070

RE:  1144 East Arques
     Sunnyvale, Ca.

Dear Herman:

We have inspected the rooftop equipment at the above mentioned address and found the equipment to be in good condition. The equipment is fifteen years old and with good maintenance should have a five to ten year life expectancy.

We did find a couple of items that need attention:

Item #1: Condenser and evaporator coils should be cleaned on all A/C units.

Item #2: The first stage compressor in A/C unit #1 is noisy and needs to be checked out, additionally the evaporator coil was observed to be iced up and needs to be checked out.

Item #3: A/C unit #5 is discharging condensate water directly onto the roof, a drainpipe needs to be installed.

Item #4: Some of the rooftop A/C units have broken grease seals on the supply and relief fan bearings and need to be replaced.

If you have any questions, please give me a call.

Sincerely,

PENINSULA AIR CONDITIONING, INC.


/s/ ERNST HAEMMERLING
----------------------------
Ernst Haemmerling
President